Exhibit 5.1

Dykema Gossett PLLC
Suite 300 39577 Woodward Avenue Bloomfield Hills, Michigan 48304
www.dykema.com
Tel: (248) 203-0700
Fax: (248) 203-0763
July 24, 2009
Rockwell Medical Technologies, Inc.
30142 Wixom Road
Wixom, Michigan 48393
Re:	Rockwell Medical Technologies, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Rockwell Medical Technologies, Inc., a Michigan corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s common stock, without par value (the “Common Stock”) and warrants representing rights to purchase Common Stock (the “Warrants”) (collectively, the Common Stock and the Warrants are referred to herein as the “Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate initial offering price not to exceed $60 million. We have been advised by the Company that Warrants may be issued independently or together with shares of Common Stock and may be attached to or separate from the Common Stock. The Warrants will be issued under warrant agreements to be entered into between the Company and the purchasers or a warrant agent (any such agreement is referred to herein as a “Warrant Agreement”). The Company has also represented that any such Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement.
     In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will
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Rockwell Medical Technologies, Inc.
July 24, 2009

have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) after the sale of shares of Common Stock under the Registration Statement, the total issued and outstanding shares will not exceed the number authorized in the Company’s Restated Articles of Incorporation; (xi) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; and (xii) the certificates representing the Securities will be duly executed and delivered.
     We have examined and relied upon the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. We have also relied as to certain matters on information obtained from public officials and officers of the Company. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:
     1. The Common Stock, when issued, will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or a properly authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for a consideration that the Board of Directors or such committee determines is adequate (any such specific authorization of Securities being “Authorizing Resolutions”), (ii) the terms of the offer and sale of the Common Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions, and (iv) certificates evidencing the shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law.
     2. The Warrants will constitute valid and legally binding obligations of the Company, provided that (i) such Warrants are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares of Common Stock are to be issued upon exercise of the Warrants, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity
California | Illinois | Michigan | Texas | Washington D.C.

Rockwell Medical Technologies, Inc.
July 24, 2009

with the applicable Warrant Agreement, (iv) the applicable Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the applicable Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.
     It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.
     The forgoing opinions are limited to the laws of the state of Michigan and the federal laws of the United States. We express no opinion and make no representation with respect to the law of any other jurisdiction.
     We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Dykema Gossett pllc
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